EXHIBIT 99.1

SERVICE CORPORATION INTERNATIONAL
ANNOUNCES SECOND QUARTER 2023 FINANCIAL RESULTS
AND REVISES FULL-YEAR GUIDANCE
Conference call on Wednesday, August 2, 2023, at 8:00 a.m. Central Time.
HOUSTON, Texas, August 1, 2023 . . . Service Corporation International (NYSE: SCI), the largest provider of deathcare products and services in North America, today reported results for the second quarter of 2023.

Second Quarter Highlights:
–Revenue grew $22.6 million over the prior year quarter to just over $1.0 billion.
–GAAP earnings per share were $0.86 compared to $0.82 in the prior year second quarter.
–Adjusted earnings per share were $0.83 compared to $0.84 in the prior year second quarter.
–Net cash provided by operating activities was $144.1 million compared to $140.7 million in the prior year second quarter.
–Net cash provided by operating activities excluding special items was $157.4 million compared to $140.7 million in the prior year second quarter.
–Comparable core funeral sales average grew 4.2%.
–Comparable preneed funeral sales production grew $12 million, or 3.8%.
Tom Ryan, the Company's Chairman and CEO, commented on the second quarter performance:
"Today we are pleased to report adjusted earnings per share of $0.83 and net cash provided by operating activities excluding special items of $157 million for the second quarter of 2023. Adjusted earnings per share has grown an impressive 15% on a compounded annual basis compared to the pre-pandemic second quarter of 2019 (compared to an annual expectation of 8%-12%). Despite a nine cent increase in interest expense, as well as a challenging inflationary environment for the consumer, we delivered strong operating results on par with last year.

Notwithstanding these strong results in the quarter, and in light of the challenging inflationary environment and its impact on consumer discretionary spending, we are narrowing full-year adjusted earnings per share guidance to $3.40 to $3.60 from $3.45 to $3.75. We are also increasing our adjusted operating cash flow guidance to $830 million to $880 million from $740 million to $800 million reflecting the resilience of our pre-tax adjusted operating cash flow and the expected decrease in cash taxes associated with a tax accounting method change.

We continue to believe our long-term growth strategy is on track as we continue to grow revenue, leverage our unparalleled scale, and allocate our capital wisely to enhance shareholder value. I would like to thank our 25,000 associates for their dedicated service to our client families that has made these results possible.”

Details of our second quarter 2023 financial results and the unaudited consolidated financial statements can be found in the Appendix at the end of this press release. The table below summarizes our key financial results.

(Dollars in millions, except for per share amounts)	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022
Revenue	$1,013.4	$990.9	$2,042.1	$2,103.3
Operating income	$233.5	$221.2	$479.1	$556.9
Net income attributable to common stockholders	$132.2	$132.7	$277.0	$352.2
Diluted earnings per share	$0.86	$0.82	$1.80	$2.17
Earnings excluding special items (1)	$126.9	$135.1	$271.8	$354.7
Diluted earnings per share excluding special items (1)	$0.83	$0.84	$1.76	$2.18
Diluted weighted average shares outstanding	153.1	161.3	154.2	162.6
Net cash provided by operating activities	$144.1	$140.7	$363.6	$472.9
Net cash provided by operating activities excluding special items (1)	$157.4	$140.7	$376.9	$472.9
(1) Earnings excluding special items, diluted earnings per share excluding special items, and net cash provided by operating activities excluding special items are non-GAAP financial measures. These items are also referred to as "adjusted earnings per share" and "adjusted operating cash flow". A reconciliation from net income attributable to common stockholders, diluted earnings per share, and net cash provided by operating activities in accordance with generally accepted accounting principles in the United States (GAAP) can be found later in this press release under the headings "Cash Flow and Capital Spending" and “Non-GAAP Financial Measures” in the Appendix at the end of this press release.

•Diluted earnings per share was $0.86 in the second quarter of 2023 compared to $0.82 in the second quarter of 2022. The current year quarter was favorably impacted by $7.0 million of net gains on divestitures and impairment charges. The prior year quarter was favorably impacted by $0.3 million of net gains on divestitures and impairment charges and unfavorably impacted by a $1.2 million loss related to an early extinguishment of debt and a $1.5 million foreign currency exchange. Diluted earnings per share excluding special items was $0.83 in the second quarter of 2023 compared to $0.84 in the second quarter of 2022. We experienced a minimal one cent decline in earnings per share despite an $18.9 million increase in interest expense for the quarter, which was nearly offset by higher operating income and a lower share count.

1 Service Corporation International

•Net cash provided by operating activities grew $3.4 million to $144.1 million in the second quarter of 2023 compared to $140.7 million in the second quarter of 2022. The second quarter of 2023 was impacted by $13.3 million of payments related to the legal matters expensed in the prior year. Net cash provided by operating activities excluding special items was $157.4 million in the second quarter of 2023 compared to $140.7 million in the second quarter of 2022. The increase in operating cash flow is primarily due to higher operating income combined with favorable working capital changes during the quarter.
REVISED OUTLOOK FOR 2023
Our revised guidance ranges for 2023 detailed below have been updated to reflect our outlook for the rest of the year as a result of the inflationary environment and the related impact on consumer discretionary spending as well as the impact of higher than expected interest rates. The increased demand for preneed cemetery sales from our mid and high price tiered consumer remains strong; however, we have seen some softness from the more price sensitive consumer, whose willingness to transact has been temporarily affected by inflation and economic uncertainty. For these reasons, we are revising our full-year adjusted earnings per share guidance to $3.40 to $3.60 from $3.45 to $3.75.

We are also raising our adjusted operating cash flow guidance to $830 million to $880 million from $740 million to $800 million which reflects the continued strength of our operating cash flow as well as an expected decrease in cash taxes. The decrease in cash taxes is related to a change in tax accounting method related to our cemetery segment, which will defer cash taxes into future years. Our outlook for net cash provided by operating activities also excludes special items relating to the payments of certain estimated legal charges of $64.6 million recognized in the fourth quarter of 2022.

(Dollars in millions, except per share amounts)	2023 Outlook	Revised 2023 Outlook
Diluted earnings per share excluding special items (1)	$3.45 - $3.75	$3.40 - $3.60

Net cash provided by operating activities excluding special items and cash taxes (1)	$910 - $960	$920 - $960
Cash taxes expected in 2023 (at the midpoint of Diluted earnings per share guidance)	$160 - $170	$80 - $90
Net cash provided by operating activities excluding special items (1)	$740 - $800	$830 - $880

Capital improvements at existing field locations	$115 - $125	$115 - $125
Development of cemetery property	$125 - $135	$125 - $135
Digital investments and corporate	$50	$50
Total maintenance, cemetery development, and other capital expenditures (Maintenance capital expenditures)	$290 - $310	$290 - $310
(1)Diluted earnings per share excluding special items and net cash provided by operating activities excluding special items are non-GAAP financial measures. We normally reconcile these non-GAAP financial measures from diluted earnings per share and net cash provided by operating activities; however, diluted earnings per share and net cash provided by operating activities calculated in accordance with GAAP are not currently accessible on a forward-looking basis. Our outlook for 2023 excludes the following because this information is not currently available for 2023: Expenses net of insurance recoveries related to weather events and hurricanes, gains or losses associated with asset divestitures, gains or losses associated with the early extinguishment of debt, potential tax reserve adjustments and IRS payments and/or refunds, acquisition and integration costs, system implementation and transition costs, and potential costs or cash outflows associated with estimated litigation charges or legal settlements or the recognition of receivables for insurance recoveries associated with litigation, or deferred tax payments. The foregoing items could materially impact our forward-looking diluted earnings per share and/or our net cash provided by operating activities calculated in accordance with GAAP.
CONFERENCE CALL AND WEBCAST
We will host a conference call on Wednesday, August 2, 2023, at 8:00 a.m. Central Time. A question and answer session will follow a brief presentation made by management. The conference call dial-in numbers are (888) 317-6003 (US) or (412) 317-6061 (International) with the passcode of 4732414. The conference call will also be broadcast live via the Internet and can be accessed through our website at www.sci-corp.com. A replay of the conference call will be available through August 9, 2023 and can be accessed at (877) 344-7529 (US) or (412) 317-0088 (International) with the passcode of 9880989. Additionally, a replay of the conference call will be available on our website for approximately three months.

2 Service Corporation International

ABOUT SERVICE CORPORATION INTERNATIONAL
Service Corporation International (NYSE: SCI), headquartered in Houston, Texas, is North America's leading provider of funeral, cemetery and cremation services, as well as final-arrangement planning in advance, serving more than 600,000 families each year. Our diversified portfolio of brands provides families and individuals a full range of choices to meet their needs, from simple cremations to full life celebrations and personalized remembrances. Our Dignity Memorial® brand is the name families turn to for professionalism, compassion, and attention to detail that is second to none. At June 30, 2023, we owned and operated 1,488 funeral service locations and 491 cemeteries (of which 303 are combination locations) in 44 states, eight Canadian provinces, the District of Columbia, and Puerto Rico. For more information about Service Corporation International, please visit our website at www.sci-corp.com. For more information about Dignity Memorial®, please visit www.dignitymemorial.com.

For additional information contact:
Investors:	Debbie Young - Director / Investor Relations	(713) 525-9088
Media:	Jay Andrew - Assistant Vice President / Corporate Communications	(713) 525-3468

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CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS
The statements in this press release that are not historical facts are forward-looking statements made in reliance on the “safe harbor” protections provided under the Private Securities Litigation Reform Act of 1995. These statements may be accompanied by words such as “believe,” “estimate,” “project,” “expect,” “anticipate,” “predict,” or other similar words that convey the uncertainty of future events or outcomes. The absence of these words, however, does not mean that the statements are not forward-looking. These statements are based on assumptions that we believe are reasonable; however, many important factors could cause our actual results in the future to differ materially from the forward-looking statements made herein and in any other documents or oral presentations made by us, or on our behalf. Important factors, which could cause actual results to differ materially from those in forward-looking statements include, among others, the following:

•Our affiliated trust funds own investments in securities, which are affected by market conditions that are beyond our control.
•We may be required to replenish our affiliated funeral and cemetery trust funds to meet minimum funding requirements, which would have a negative effect on our earnings and cash flow.
•Our ability to execute our strategic plan depends on many factors, some of which are beyond our control.
•We may be adversely affected by the effects of inflation.
•Our results may be adversely affected by significant weather events, natural disasters, catastrophic events or public health crises.
•Our credit agreements contain covenants that may prevent us from engaging in certain transactions.
•If we lost the ability to use surety bonding to support our preneed activities, we may be required to make material cash payments to fund certain trust funds.
•Increasing death benefits related to preneed contracts funded through life insurance or annuity contracts may not cover future increases in the cost of providing a price-guaranteed service.
•The financial condition of third-party life insurance companies that fund our preneed contracts may impact our future revenue.
•Unfavorable publicity could affect our reputation and business.
•Our failure to attract and retain qualified sales personnel could have an adverse effect on our business and financial condition.
•We use a combination of insurance, self-insurance, and large deductibles in managing our exposure to certain inherent risks; therefore, we could be exposed to unexpected costs that could negatively affect our financial performance.
•Declines in overall economic conditions beyond our control could reduce future potential earnings and cash flows and could result in future impairments to goodwill and/or other intangible assets.
•Any failure to maintain the security of the information relating to our customers, their loved ones, our associates, and our vendors could damage our reputation, could cause us to incur substantial additional costs and to become subject to litigation, and could adversely affect our operating results, financial condition, or cash flow.
•Our Canadian business exposes us to operational, economic, and currency risks.
•Our level of indebtedness could adversely affect our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or our industry, and may prevent us from fulfilling our obligations under our indebtedness.
•A failure of a key information technology system or process could disrupt and adversely affect our business.
•Failure to maintain effective internal control over financial reporting could adversely affect our results of operations, investor confidence, and our stock price.
•The funeral and cemetery industry is competitive.
•If the number of deaths in our markets declines, our cash flows and revenue may decrease. Changes in the number of deaths are not predictable from market to market or over the short term.
•If we are not able to respond effectively to changing consumer preferences, our market share, revenue, and/or profitability could decrease.
•The continuing upward trend in the number of cremations performed in North America could result in lower revenue, operating profit, and cash flows.
•Our funeral and cemetery businesses are high fixed-cost businesses.
•Risks associated with our supply chain could materially adversely affect our financial performance.
•Regulation and compliance could have a material adverse impact on our financial results.
•Unfavorable results of litigation could have a material adverse impact on our financial statements.
•Cemetery burial practice claims could have a material adverse impact on our financial results.
•The application of unclaimed property laws by certain states to our preneed funeral and cemetery backlog could have a material adverse impact on our liquidity, cash flows, and financial results.
•Changes in taxation as well as the inherent difficulty in quantifying potential tax effects of business decisions could have a material adverse effect on the results of our operations, financial condition, or cash flows.
For further information on these and other risks and uncertainties, see our Securities and Exchange Commission filings, including our 2022 Annual Report on Form 10-K. Copies of this document as well as other SEC filings can be obtained from our website at www.sci-corp.com. We assume no obligation and make no undertaking to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by us whether as a result of new information, future events, or otherwise.

4 Service Corporation International

SERVICE CORPORATION INTERNATIONAL

APPENDIX: RESULTS FOR THE SECOND QUARTER OF 2023
Consolidated Statement of Operations (Unaudited)

(Dollars in thousands, except per share amounts)	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022

Revenue	$1,013,414	$990,855	$2,042,123	$2,103,258
Cost of revenue	(751,946)	(724,210)	(1,491,561)	(1,459,700)
Gross profit	261,468	266,645	550,562	643,558
Corporate general and administrative expenses	(34,921)	(45,721)	(79,081)	(87,425)
Gains on divestitures and impairment charges, net	6,954	294	7,645	783
Operating income	233,501	221,218	479,126	556,916
Interest expense	(59,476)	(40,571)	(113,392)	(79,599)
Losses on early extinguishment of debt	(54)	(1,225)	(1,114)	(1,225)
Other income (expense), net	1,310	(1,103)	2,519	(975)
Income before income taxes	175,281	178,319	367,139	475,117
Provision for income taxes	(42,929)	(45,173)	(89,958)	(122,404)
Net income	132,352	133,146	277,181	352,713
Net income attributable to noncontrolling interests	(164)	(476)	(230)	(530)
Net income attributable to common stockholders	$132,188	$132,670	$276,951	$352,183
Basic earnings per share:
Net income attributable to common stockholders	$0.87	$0.84	$1.82	$2.20
Basic weighted average number of shares	151,233	158,705	152,174	160,009
Diluted earnings per share:
Net income attributable to common stockholders	$0.86	$0.82	$1.80	$2.17
Diluted weighted average number of shares	153,132	161,290	154,207	162,568

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Consolidated Balance Sheet (Unaudited)

(Dollars in thousands, except share amounts)
	June 30, 2023	December 31, 2022

ASSETS
Current assets:
Cash and cash equivalents	$172,516	$191,938
Receivables, net	84,012	96,681
Inventories	34,599	31,740
Other	31,789	39,487
Total current assets	322,916	359,846
Preneed receivables, net and trust investments	5,962,836	5,577,499
Cemetery property	1,961,789	1,939,816
Property and equipment, net	2,402,380	2,350,549
Goodwill	1,959,042	1,945,588
Deferred charges and other assets, net	1,230,891	1,190,426
Cemetery perpetual care trust investments	1,838,707	1,702,313
Total assets	$15,678,561	$15,066,037

LIABILITIES & EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$626,744	$707,488
Current maturities of long-term debt	61,341	90,661
Income taxes payable	248	1,131
Total current liabilities	688,333	799,280
Long-term debt	4,452,373	4,251,083
Deferred revenue, net	1,646,199	1,624,028
Deferred tax liability	453,589	445,040
Other liabilities	442,864	411,376
Deferred receipts held in trust	4,513,278	4,163,520
Care trusts’ corpus	1,836,534	1,698,287
Equity:
Common stock, $1 per share par value, 500,000,000 shares authorized, 156,774,214 and 156,088,438 shares issued, respectively, and 150,934,682 and 153,940,365 shares outstanding, respectively	150,935	153,940
Capital in excess of par value	955,602	958,329
Retained earnings	513,979	544,384
Accumulated other comprehensive income	24,621	16,538
Total common stockholders’ equity	1,645,137	1,673,191
Noncontrolling interests	254	232
Total equity	1,645,391	1,673,423
Total liabilities and equity	$15,678,561	$15,066,037

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Consolidated Statement of Cash Flows (Unaudited)

(Dollars in thousands)	Six months ended June 30,
	2023	2022
Cash flows from operating activities:
Net income	$277,181	$352,713
Adjustments to reconcile net income to net cash provided by operating activities:
Loss on early extinguishment of debt	1,114	1,225
Depreciation and amortization	92,758	86,234
Amortization of intangibles	9,356	9,478
Amortization of cemetery property	48,036	47,327
Amortization of loan costs	3,408	3,526
Provision for expected credit losses	3,389	6,756
Provision for (benefit from) deferred income taxes	8,410	(3,723)
Gains on divestitures and impairment charges, net	(7,645)	(783)
Gain on sale of investments	—	(1,169)
Share-based compensation	8,149	7,400
Change in assets and liabilities, net of effects from acquisitions and divestitures:
Decrease in receivables	11,112	11,878
(Increase) decrease in other assets	(36,303)	1,680
Decrease in payables and other liabilities	(31,266)	(8,582)
Effect of preneed sales production and maturities:
Increase in preneed receivables, net and trust investments	(114,106)	(178,619)
Increase in deferred revenue, net	82,457	123,450
Increase in deferred receipts held in trust	7,593	14,094
Net cash provided by operating activities	363,643	472,885
Cash flows from investing activities:
Capital expenditures	(177,007)	(152,445)
Business acquisitions, net of cash acquired	(39,424)	(2,000)
Real estate acquisitions	(17,434)	(3,912)
Proceeds from divestitures and sales of property and equipment	20,547	6,968
Proceeds from sale of investments and other	—	1,169
Payments for Company-owned life insurance policies	(7,898)	(1,690)
Proceeds from Company-owned life insurance policies and other	10,119	—
Net cash used in investing activities	(211,097)	(151,910)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	573,433	143,000
Debt issuance costs	(7,471)	—
Scheduled payments of debt	(10,573)	(18,142)
Early payments and extinguishment of debt	(385,973)	(65,591)
Principal payments on finance leases	(17,126)	(17,920)
Proceeds from exercise of stock options	14,564	16,197
Purchase of Company common stock	(252,116)	(360,114)
Payments of dividends	(81,987)	(79,627)
Bank overdrafts and other	(14,350)	(5,759)
Net cash used in financing activities	(181,599)	(387,956)
Effect of foreign currency	1,330	(1,897)
Net (decrease) increase in cash, cash equivalents, and restricted cash	(27,723)	(68,878)
Cash, cash equivalents, and restricted cash at beginning of period	204,524	278,555
Cash, cash equivalents, and restricted cash at end of period	$176,801	$209,677

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Consolidated Segment Results
(See definitions of revenue line items later in this appendix.)

(Dollars in millions, except average revenue per service)	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022
Consolidated funeral:
Atneed revenue	$288.6	$286.0	$601.9	$639.4
Matured preneed revenue	175.7	165.8	361.4	360.7
Core revenue	464.3	451.8	963.3	1,000.1
Non-funeral home revenue	20.5	17.7	41.7	38.5
Recognized preneed revenue	40.5	42.6	86.9	85.7
Other revenue	40.1	36.7	83.2	73.6
Total revenue	$565.4	$548.8	$1,175.1	$1,197.9

Gross profit	$115.5	$116.6	$265.0	$312.6
Gross profit percentage	20.4%	21.2%	22.6%	26.1%

Funeral services performed	87,070	86,518	183,275	191,948
Average revenue per service	$5,568	$5,427	$5,484	$5,411

(Dollars in millions)	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022
Consolidated cemetery:
Atneed property revenue	$33.6	$34.7	$70.4	$79.4
Atneed merchandise and service revenue	74.3	74.7	147.8	153.4
Total atneed revenue	107.9	109.4	218.2	232.8
Recognized preneed property revenue	219.7	218.0	411.4	439.6
Recognized preneed merchandise and service revenue	89.9	84.8	176.0	169.8
Total recognized preneed revenue	309.6	302.8	587.4	609.4
Core revenue	417.5	412.2	805.6	842.2
Other cemetery revenue	30.5	29.8	61.4	63.1
Total revenue	$448.0	$442.0	$867.0	$905.3

Gross profit	$145.9	$150.0	$285.6	$330.9
Gross profit percentage	32.6%	33.9%	32.9%	36.6%

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Comparable Funeral Results
The table below details comparable funeral results of operations (“same store”) for the three months ended June 30, 2023 and 2022. We consider comparable funeral operations to be those businesses owned for the entire period beginning January 1, 2022 and ending June 30, 2023.

(Dollars in millions, except average revenue per service and average revenue per contract sold)	Three months ended June 30,
	2023	2022	Var	%
Comparable funeral revenue:
Atneed revenue (1)	$283.4	$284.8	$(1.4)	(0.5)%
Matured preneed revenue (2)	174.6	165.6	9.0	5.4%
Core revenue (3)	458.0	450.4	7.6	1.7%
Non-funeral home revenue (4)	20.1	17.7	2.4	13.6%
Recognized preneed revenue (5)	40.2	42.6	(2.4)	(5.6)%
Other revenue (6)	39.7	36.7	3.0	8.2%
Total comparable revenue	$558.0	$547.4	$10.6	1.9%

Comparable gross profit	$115.2	$117.0	$(1.8)	(1.5)%
Comparable gross profit percentage	20.6%	21.4%	(0.8)%

Comparable funeral services performed:
Atneed	46,204	48,013	(1,809)	(3.8)%
Matured preneed	25,621	25,560	61	0.2%
Total core	71,825	73,573	(1,748)	(2.4)%
Non-funeral home	13,602	12,729	873	6.9%
Total comparable funeral services performed	85,427	86,302	(875)	(1.0)%
Comparable core cremation rate	56.1%	54.9%	1.2%
Total comparable cremation rate (7)	63.0%	61.4%	1.6%

Comparable funeral average revenue per service:
Atneed	$6,134	$5,932	$202	3.4%
Matured preneed	6,815	6,479	336	5.2%
Total core	6,377	6,122	255	4.2%
Non-funeral home	1,478	1,391	87	6.3%
Total comparable average revenue per service	$5,597	$5,424	$173	3.2%

Comparable funeral preneed sales production:
Total preneed sales	$316.5	$305.0	$11.5	3.8%
Core contracts sold	38,218	37,007	1,211	3.3%
Non-funeral home contracts sold	24,849	23,795	1,054	4.4%
Core average revenue per contract sold	$6,289	$6,351	$(62)	(1.0)%
Non-funeral home average revenue per contract sold	$3,064	$2,939	$125	4.3%
(1)Atneed revenue represents merchandise and services sold and delivered or performed once death has occurred.
(2)Matured preneed revenue represents merchandise and services sold on a preneed contract through our core funeral homes, which have been delivered or performed as well as the related merchandise and service trust fund income.
(3)Core revenue represents the sum of merchandise and services sold on an atneed contract or preneed contract, which were delivered or performed once death has occurred through our core funeral homes.
(4)Non-funeral home revenue represents services sold on a preneed or atneed contract through one of our non-funeral home sales channels (e.g. SCI Direct) and performed once death has occurred.
(5)Recognized preneed revenue represents travel protection, net and merchandise sold to a preneed customer and delivered before death has occurred.
(6)Other revenue primarily comprises general agency revenue, which is commissions we receive from third-party insurance companies for life insurance policies sold to preneed customers for the purpose of funding preneed arrangements.
(7)Total comparable cremation rate includes the impact of cremation services through our non-funeral sales channel (e.g. SCI Direct).

9 Service Corporation International

•Total comparable funeral revenue grew by $10.6 million, or 1.9%, primarily driven by a $7.6 million, or 1.7%, increase in core funeral revenue combined with a $3.0 million, or 8.2%, increase in other revenue.
•Core funeral revenue increased $7.6 million, or 1.7%, primarily due to growth in the core average revenue per service of 4.2% offset by a decline in core funeral services performed of 2.4%. This core average growth was achieved despite a 120 basis point increase in the core cremation rate. The growth is primarily driven by consumer preferences for enhanced product and service offerings as well as an increase in trust fund income.
•Other revenue increased $3.0 million, or 8.2%, primarily due to higher general agency revenue as a result of 2.3% growth in preneed insurance sales production combined with a higher commission rate.
•Comparable funeral gross profit declined slightly by $1.8 million to $115.2 million. This decrease is primarily due to inflationary fixed cost increases slightly outpacing funeral revenue growth.
•Comparable preneed funeral sales production grew $11.5 million, or 3.8%, in the second quarter of 2023 compared to 2022. Core preneed sales production grew $5.3 million, or 2.3%, from higher velocity, while non-funeral home preneed sales production grew $6.2 million, or 8.9%, from both higher velocity and sales average.
Comparable Cemetery Results
The table below details comparable cemetery results of operations (“same store”) for the three months ended June 30, 2023 and 2022. We consider comparable cemetery operations to be those businesses owned for the entire period beginning January 1, 2022 and ending June 30, 2023.

(Dollars in millions)	Three months ended June 30,
	2023	2022	Var	%
Comparable cemetery revenue:
Atneed property revenue	$33.5	$34.7	$(1.2)	(3.5)%
Atneed merchandise and service revenue	74.3	74.7	(0.4)	(0.5)%
Total atneed revenue (1)	107.8	109.4	(1.6)	(1.5)%
Recognized preneed property revenue	219.1	218.0	1.1	0.5%
Recognized preneed merchandise and service revenue	89.8	84.8	5.0	5.9%
Total recognized preneed revenue (2)	308.9	302.8	6.1	2.0%
Core revenue (3)	416.7	412.2	4.5	1.1%
Other revenue (4)	30.4	29.8	0.6	2.0%
Total comparable revenue	$447.1	$442.0	$5.1	1.2%

Comparable gross profit	$146.1	$150.2	$(4.1)	(2.7)%
Comparable gross profit percentage	32.7%	34.0%	(1.3)%

Comparable cemetery preneed and atneed sales production:
Property	$267.9	$265.7	$2.2	0.8%
Merchandise and services	192.8	197.7	(4.9)	(2.5)%
Discounts and other	(4.8)	(4.7)	(0.1)	(2.1)%
Preneed and atneed sales production	$455.9	$458.7	$(2.8)	(0.6)%

Preneed sales production	$352.6	$351.4	$1.2	0.3%
Recognition rate (5)	91.4%	89.9%
(1)Atneed revenue represents property, merchandise, and services sold and delivered or performed once death has occurred.
(2)Recognized preneed revenue represents property, merchandise, and services sold on a preneed contract, which were delivered or performed as well as the related merchandise and service trust fund income.
(3)Core revenue represents the sum of property, merchandise, and services that have been delivered or performed as well as the related merchandise and service trust fund income.
(4)Other revenue is primarily related to endowment care trust fund income, royalty income, and interest and finance charges earned from customer receivables on preneed installment contracts.
(5)Represents the ratio of current period core revenue stated as a percentage of current period preneed and atneed sales production.
•Comparable cemetery revenue increased $5.1 million, or 1.2%, in the second quarter of 2023 compared to the second quarter of 2022. The increase was primarily due to higher core revenue of $4.5 million.
•Core revenue was higher by $4.5 million primarily as a result of a $6.1 million increase in total recognized preneed revenue offset by $1.6 million decrease in atneed revenue.

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•Comparable cemetery gross profit decreased $4.1 million to $146.1 million. The decline is primarily due to expected increases in our cost structure, mostly related to inflationary employee-related costs, which exceeded our more modest revenue growth during the quarter.

•Comparable preneed cemetery sales production increased $1.2 million, or 0.3%. Increased large sales activity and a higher quality sales average was partially offset by a decline in velocity of contracts sold. The decline in velocity was primarily related to lower discretionary spending from consumers predominantly from the lower price tiers in our cemeteries.
Other Financial Results
•Corporate general and administrative expenses decreased by $10.8 million to $34.9 million in the second quarter of 2023 compared to the second quarter of 2022. The decrease was primarily related to a decline in incentive compensation costs versus the prior year quarter.
•Interest expense increased $18.9 million to $59.5 million in the second quarter of 2023 primarily due to higher interest on our floating rate debt. During the second quarter, our floating rate debt carried a weighted average rate of 7.0%, which is over 400 basis points higher than the weighted average rate for our floating rate debt in the second quarter of 2022.
•The GAAP effective income tax rate for the second quarter of 2023 was 24.5%, down from 25.3% in the prior year quarter. Our adjusted effective tax rate was 24.5% in the second quarter of 2023 compared to 25.0% in the prior year quarter. The lower tax rate in the current period is primarily due to non-taxable gains on the cash surrender value of certain life insurance policies as a result of better returns in the financial markets.
Cash Flow and Capital Spending

(Dollars in millions)	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022
Net cash provided by operating activities	$144.1	$140.7	$363.6	$472.9
Payments for certain legal matters	13.3	—	13.3	—
Net cash provided by operating activities excluding special items	$157.4	$140.7	$376.9	$472.9
Cash taxes included in net cash provided by operating activities	$70.4	$93.8	$75.9	$97.6
Net cash provided by operating activities increased $3.4 million to $144.1 million in the second quarter of 2023 compared to $140.7 million in the second quarter of 2022. The second quarter of 2023 was impacted by $13.3 million of payments for certain legal matters that were expensed in the prior year. Net cash provided by operating activities excluding special items was $157.4 million in the second quarter of 2023 compared to $140.7 million in the second quarter of 2022. This increase in operating cash flow is primarily due to $5.6 million in higher operating income (excluding the impact from Gains on divestitures and impairment charges, net) and an increase in sources of working capital related to the timing of accounts payable and other receivables. Additionally, lower cash tax payments of $23.4 million more than offset $20.4 million of higher cash interest payments.
A summary of our capital expenditures is set forth below:

(Dollars in millions)	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022
Capital improvements at existing field locations	$31.8	$36.9	$54.6	$67.7
Development of cemetery property	38.0	30.9	71.0	41.5
Digital investments and corporate	20.5	16.5	34.7	23.1
Total maintenance, cemetery development, and other capital expenditures (Maintenance capital expenditures)	$90.3	$84.3	$160.3	$132.3
Growth capital expenditures/construction of new funeral service locations	8.8	11.4	16.7	20.1
Total capital expenditures	$99.1	$95.7	$177.0	$152.4
Total capital expenditures increased in the current quarter by $3.4 million, primarily due to an anticipated higher spend in cemetery development costs and digital investments and corporate expenditures. The increased spend on cemetery property development and digital investments and corporate are primarily due to timing and we expect those to moderate throughout the balance of the year.

11 Service Corporation International

Trust Fund Returns
Total trust fund returns include realized and unrealized gains and losses and dividends and are shown gross without netting of certain fees. A summary of our consolidated trust fund returns as of June 30, 2023 is set forth below:

	Three Months	Six Months
Preneed funeral	4.3%	9.8%
Preneed cemetery	4.5%	10.1%
Cemetery perpetual care	3.8%	8.7%
Combined trust funds	4.2%	9.6%
Non-GAAP Financial Measures
Earnings excluding special items and diluted earnings per share excluding special items shown above are non-GAAP financial measures. We believe these non-GAAP financial measures provide a consistent basis for comparison between quarters and years, and better reflect the performance of our core operations, as they are not influenced by certain income or expense items not affecting operations. We also believe these measures help facilitate comparisons to our competitors' operating results.
Set forth below is a reconciliation of our reported net income attributable to common stockholders to earnings excluding special items and our GAAP diluted earnings per share to diluted earnings per share excluding special items. We do not intend for this information to be considered in isolation or as a substitute for other measures of performance prepared in accordance with GAAP.

(Dollars in millions, except diluted EPS)	Three months ended June 30,
	2023		2022
	Net Income	Diluted EPS	Net Income	Diluted EPS
Net income attributable to common stockholders, as reported	$132.2	$0.86	$132.7	$0.82
Pre-tax reconciling items:
Gains on divestitures and impairment charges, net	(7.0)	(0.05)	(0.3)	—
Losses on early extinguishment of debt	0.1	—	1.2	0.01
Foreign currency exchange loss	—	—	1.5	0.01
Tax effect from special items above	1.9	0.02	(0.5)	—
Change in uncertain tax reserves and other	(0.3)	—	0.5	—
Earnings excluding special items and diluted earnings per share excluding special items	$126.9	$0.83	$135.1	$0.84

Diluted weighted average shares outstanding		153.1		161.3

(Dollars in millions, except diluted EPS)	Six months ended June 30,
	2023		2022
	Net Income	Diluted EPS	Net Income	Diluted EPS
Net income attributable to common stockholders, as reported	$277.0	$1.80	$352.2	$2.17
Pre-tax reconciling items:
Gains on divestitures and impairment charges, net	(7.6)	(0.05)	(0.8)	(0.01)
Losses on early extinguishment of debt	1.1	0.01	1.2	0.01
Foreign currency exchange loss	—	—	1.5	0.01
Tax effect from special items above	1.8	—	(0.3)	—
Change in uncertain tax reserves and other	(0.5)	—	0.9	—
Earnings excluding special items and diluted earnings per share excluding special items	$271.8	$1.76	$354.7	$2.18

Diluted weighted average shares outstanding		154.2		162.6

12 Service Corporation International